Exhibit 99.1

Global Payments Reports Second Quarter 2024 Results

August 7, 2024

•Second quarter 2024 GAAP diluted earnings per share (EPS) of $1.47, an increase of 40%, and adjusted EPS of $2.93, an increase of 12%
•Second quarter 2024 GAAP revenue of $2.57 billion, an increase of 5%, and adjusted net revenue of $2.32 billion, an increase of 6%
•Reaffirms outlook for 2024
•Announces official commerce technology partnership with Diamond Baseball Holdings
•Renews long-standing issuer relationship with NatWest

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2024.

"We delivered high single-digit adjusted net revenue growth, excluding the Netspend divestiture, and double-digit adjusted earnings per share growth in the second quarter,” said Cameron Bready, chief executive officer. "These results reflect consistent strong performance and execution of our strategy focused on being the worldwide partner of choice for commerce solutions.”

Bready continued, “We continue to see good momentum with our point-of-sale solutions, and are pleased to announce a new agreement with Diamond Baseball Holdings to serve as the official commerce technology partner for its Minor League Baseball franchises in the United States and Canada. We also signed new stadium partnerships with multiple UK football clubs in the second quarter, including Newcastle, Birmingham City, and Nottingham Forest.”

Bready concluded, “We are also finalizing the review of our business that we began earlier this year and have identified meaningful opportunities to better align our organization to continue to drive sustainable growth. We are focused on simplifying our business and streamlining our operations to deliver product-led, customer-centric solutions, while further emphasizing service as a key differentiator.”

Second Quarter 2024 Summary
•GAAP revenues were $2.57 billion, compared to $2.45 billion in 2023; diluted earnings per share were $1.47, compared to $1.05 in the prior year; and operating margin was 22.3%, compared to 24.6% in the prior year.
•Adjusted net revenues increased 6% to $2.32 billion, compared to $2.20 billion in the second quarter of 2023.

Exhibit 99.1
•Adjusted earnings per share increased 12% to $2.93, compared to $2.62 in the second quarter of 2023.
•Adjusted operating margin expanded 40 basis points to 45.2%.

2024 Outlook
“We are pleased with our financial performance in the second quarter, and overall execution across the business,” said Josh Whipple, chief financial officer.

Whipple continued, “The company continues to expect adjusted net revenue to be in a range of $9.17 billion to $9.30 billion, reflecting growth of 6% to 7%, and adjusted earnings per share to be in a range of $11.54 to $11.70, reflecting growth of 11% to 12% over 2023. Annual adjusted operating margin for 2024 is still expected to expand by up to 50 basis points.”

Whipple concluded, “Our outlook continues to reflect the potential for a slightly more tempered economic environment in the second half of 2024.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on September 27, 2024 to shareholders of record as of September 13, 2024.

Investor Conference
Global Payments will host its 2024 Investor Conference on Tuesday, September 24, 2024 in New York City. All interested parties may access the webcast via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the webcast will be archived on the company’s website following the live event.

Conference Call
Global Payments’ management will host a live audio webcast today, August 7, 2024, at 8:00 a.m. EDT to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP

Exhibit 99.1
financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Global Payments also has provided supplemental non-GAAP information to reflect the divestiture of the consumer portion of our Netspend business, which comprised our former Consumer Solutions segment, which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning North America, Europe, Asia Pacific and Latin America. For more information, visit company.globalpayments.com and follow Global Payments on X, LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2024; the effects of general economic conditions on our business; statements about the benefits of acquisitions or divestitures, including future financial and operating results, and the successful integration of our acquisitions or completion of anticipated benefits or strategic or operational initiatives; statements regarding our success and timing in

Exhibit 99.1
developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Exhibit 99.1

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change

Revenues	$2,568,768	$2,452,469	4.7%	$4,988,955	$4,744,916	5.1%

Operating expenses:
Cost of service	938,484	941,952	(0.4)%	1,860,874	1,889,705	(1.5)%
Selling, general and administrative	1,057,661	1,013,514	4.4%	2,103,206	2,056,641	2.3%
Net (gain) loss on business dispositions	—	(105,738)	nm	—	139,095	nm
	1,996,145	1,849,728		3,964,080	4,085,441

Operating income	572,623	602,741	(5.0)%	1,024,875	659,475	55.4%

Interest and other income	35,306	27,944	26.3%	71,234	39,097	82.2%
Interest and other expense	(159,157)	(191,423)	(16.9)%	(321,304)	(314,368)	2.2%
	(123,851)	(163,479)		(250,070)	(275,271)

Income before income taxes and equity in income of equity method investments	448,772	439,262	2.2%	774,805	384,204	101.7%
Income tax expense	77,834	172,211	(54.8)%	97,216	140,812	(31.0)%
Income before equity in income of equity method investments	370,938	267,051	38.9%	677,589	243,392	178.4%
Equity in income of equity method investments, net of tax	18,337	17,155	6.9%	34,748	36,394	(4.5)%
Net income	389,275	284,206	37.0%	712,337	279,786	154.6%
Net income attributable to noncontrolling interests	(14,515)	(10,058)	44.3%	(24,270)	(16,679)	45.5%
Net income attributable to Global Payments	$374,760	$274,148	36.7%	$688,067	$263,107	161.5%

Earnings per share attributable to Global Payments:
Basic earnings per share	$1.47	$1.05	40.0%	$2.69	$1.00	169.0%
Diluted earnings per share	$1.47	$1.05	40.0%	$2.68	$1.00	168.0%

Weighted-average number of shares outstanding:
Basic	254,748	260,827		255,837	261,965
Diluted	255,166	261,328		256,377	262,394

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change

Adjusted net revenue	$2,324,121	$2,202,827	5.5%	$4,508,060	$4,252,284	6.0%

Adjusted operating income	$1,050,329	$986,980	6.4%	$1,999,951	$1,869,494	7.0%

Adjusted net income attributable to Global Payments	$748,770	$685,308	9.3%	$1,415,283	$1,316,570	7.5%

Adjusted diluted earnings per share attributable to Global Payments	$2.93	$2.62	11.9%	$5.52	$5.02	10.0%

Supplemental Non-GAAP(1)

Adjusted net revenue(1)	$2,324,121	$2,173,242	6.9%	$4,508,060	$4,106,842	9.8%

Adjusted operating income(1)	$1,050,329	$971,067	8.2%	$1,999,951	$1,796,264	11.3%

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(1)The supplemental non-GAAP information reflects the divestiture of our consumer business which closed in April 2023.

See Schedule 6 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 8 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2024		June 30, 2023		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,971,025	$1,812,619	$1,842,293	$1,682,143	7.0%	7.8%
Issuer Solutions	613,508	526,492	590,441	505,283	3.9%	4.2%
Consumer Solutions	—	—	39,031	33,785	nm	nm
Intersegment eliminations	(15,765)	(14,989)	(19,296)	(18,384)	18.3%	18.5%
	$2,568,768	$2,324,121	$2,452,469	$2,202,827	4.7%	5.5%

Operating income (loss):
Merchant Solutions	$672,525	$884,774	$603,548	$815,236	11.4%	8.5%
Issuer Solutions	110,375	246,622	95,701	235,910	15.3%	4.5%
Consumer Solutions	—	—	1,890	15,913	nm	nm
Corporate	(210,277)	(81,067)	(204,136)	(80,079)	(3.0)%	(1.2)%
Gain on business disposition	—	—	105,738	—	nm	nm
	$572,623	$1,050,329	$602,741	$986,980	(5.0)%	6.4%

	Six Months Ended
	June 30, 2024		June 30, 2023		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$3,805,119	$3,496,002	$3,447,903	$3,138,533	10.4%	11.4%
Issuer Solutions	1,216,243	1,042,102	1,161,349	995,500	4.7%	4.7%
Consumer Solutions	—	—	182,740	163,027	nm	nm
Intersegment Elimination	(32,407)	(30,044)	(47,076)	(44,776)	31.2%	32.9%
	$4,988,955	$4,508,060	$4,744,916	$4,252,284	5.1%	6.0%

Operating income:
Merchant Solutions	$1,252,962	$1,675,186	$1,110,757	$1,503,516	12.8%	11.4%
Issuer Solutions	216,472	488,024	178,511	451,152	21.3%	8.2%
Consumer Solutions	—	—	(3,908)	73,230	nm	nm
Corporate	(444,559)	(163,259)	(486,790)	(158,404)	8.7%	(3.1)%
Net gain (loss) on business dispositions	—	—	(139,095)	—	nm	nm
	$1,024,875	$1,999,951	$659,475	$1,869,494	55.4%	7.0%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$2,097,159	$2,088,887
Accounts receivable, net	1,134,292	1,120,078
Settlement processing assets	4,496,778	4,097,417
Prepaid expenses and other current assets	822,103	767,377
Total current assets	8,550,332	8,073,759
Goodwill	26,860,500	26,743,523
Other intangible assets, net	9,607,299	10,168,046
Property and equipment, net	2,309,347	2,190,005
Deferred income taxes	80,053	111,712
Notes receivable	741,478	713,123
Other noncurrent assets	2,603,149	2,570,018
Total assets	$50,752,158	$50,570,186

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$1,010,032	$981,244
Current portion of long-term debt	1,565,024	620,585
Accounts payable and accrued liabilities	2,680,738	2,824,979
Settlement processing obligations	4,073,557	3,698,921
Total current liabilities	9,329,351	8,125,729
Long-term debt	15,611,948	15,692,297
Deferred income taxes	2,010,628	2,242,105
Other noncurrent liabilities	639,179	722,540
Total liabilities	27,591,106	26,782,671
Commitments and contingencies
Redeemable noncontrolling interests	147,400	507,965
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at June 30, 2024 and December 31, 2023; 254,353,455 issued and outstanding at June 30, 2024 and 260,382,746 issued and outstanding at December 31, 2023	—	—
Paid-in capital	18,761,494	19,800,953
Retained earnings	4,018,207	3,457,182
Accumulated other comprehensive loss	(392,287)	(258,925)
Total Global Payments shareholders’ equity	22,387,414	22,999,210
Nonredeemable noncontrolling interests	626,238	280,340
Total equity	23,013,652	23,279,550
Total liabilities, redeemable noncontrolling interests and equity	$50,752,158	$50,570,186

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2024	June 30, 2023

Cash flows from operating activities:
Net income	$712,337	$279,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	241,943	223,753
Amortization of acquired intangibles	689,157	645,675
Amortization of capitalized contract costs	68,019	59,065
Share-based compensation expense	83,362	136,701
Provision for operating losses and credit losses	41,026	61,313
Noncash lease expense	29,741	32,362
Deferred income taxes	(184,963)	(317,660)
Paid-in-kind interest capitalized to principal of notes receivable	(35,868)	(12,165)
Equity in income of equity method investments, net of tax	(34,748)	(36,394)
Net loss on business dispositions	—	139,095
Other, net	23,023	13,574
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(29,658)	(58,981)
Settlement processing assets and obligations, net	(57,718)	213,936
Prepaid expenses and other assets	(160,058)	(191,478)
Accounts payable and other liabilities	(232,396)	(24,099)
Net cash provided by operating activities	1,153,199	1,164,483
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(372,662)	(4,101,415)
Capital expenditures	(324,657)	(331,002)
Issuance of notes receivable	—	(50,000)
Net cash from sales of businesses	—	478,695
Other, net	6	2,186
Net cash used in investing activities	(697,313)	(4,001,536)
Cash flows from financing activities:
Net borrowings from (repayments of) settlement lines of credit	55,351	(233,075)
Net borrowings from (repayments of) commercial paper notes	(936,539)	1,841,675
Proceeds from long-term debt	6,288,994	7,359,193
Repayments of long-term debt	(4,430,074)	(5,673,724)
Payments of debt issuance costs	(33,056)	(12,255)
Repurchases of common stock	(900,047)	(418,271)
Proceeds from stock issued under share-based compensation plans	25,137	19,282
Common stock repurchased - share-based compensation plans	(43,279)	(33,680)
Distributions to noncontrolling interests	(10,881)	(17,255)
Contributions from noncontrolling interests	2,116	—
Payment of deferred consideration in business combination	(6,390)	—
Purchase of capped calls related to issuance of convertible notes	(256,250)	—
Dividends paid	(127,042)	(130,635)
Net cash provided by (used in) financing activities	(371,960)	2,701,255
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(53,652)	34,543
Increase (decrease) in cash, cash equivalents and restricted cash	30,274	(101,255)
Cash, cash equivalents and restricted cash, beginning of the period	2,256,875	2,215,606
Cash, cash equivalents and restricted cash, end of the period	$2,287,149	$2,114,351

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,568,768	$(244,647)	$—	$—	$2,324,121

Operating income	$572,623	$429	$477,277	$—	$1,050,329

Net income attributable to Global Payments	$374,760	$429	$474,375	$(100,794)	$748,770

Diluted earnings per share attributable to Global Payments	$1.47				$2.93

Diluted weighted average shares outstanding	255,166				255,166

	Three Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,452,469	$(249,642)	$—	$—	$2,202,827

Operating income	$602,741	$(4,704)	$388,943	$—	$986,980

Net income attributable to Global Payments	$274,148	$(4,704)	$405,783	$10,081	$685,308

Diluted earnings per share attributable to Global Payments	$1.05				$2.62

Diluted weighted average shares outstanding	261,328				261,328

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2024 and 2023, net revenue adjustments also included $0.4 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended June 30, 2023 also included a $5.2 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended June 30, 2024, earnings adjustments to operating income included $345.9 million in cost of services (COS) and $131.3 million in selling, general and administrative expenses (SG&A). Adjustments to COS consisted of amortization of acquired intangibles of $345.9 million. Adjustments to SG&A included share-based compensation expense of $43.2 million, acquisition, integration and separation expenses of $55.7 million, employee severance charges of $10.1 million, and other items of $22.3 million.

For the three months ended June 30, 2023, earnings adjustments to operating income included $344.3 million in COS and $150.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $344.4 million and other items of $(0.1) million. Adjustments to SG&A included share-based compensation expense of $47.1 million, acquisition, integration and separation expenses of $86.6 million, facilities exit charges of $3.6 million, employee severance charges of $11.2 million, and other items of $1.8 million. Earnings adjustments to operating income also included the $105.7 million gain on business dispositions.

Acquisition, integration and separation expenses for the three months ended June 30, 2023 included $19.4 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended June 30, 2023, earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $18.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended June 30, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,988,955	$(480,895)	$—	$—	$4,508,060

Operating income	$1,024,875	$891	$974,185	$—	$1,999,951

Net income attributable to Global Payments	$688,067	$891	$967,939	$(241,614)	$1,415,283

Diluted earnings per share attributable to Global Payments	$2.68				$5.52

Diluted weighted average shares outstanding	256,377				256,377

	Six Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,744,916	$(492,633)	$—	$—	$4,252,284

Operating income	$659,475	$(18,641)	$1,228,660	$—	$1,869,494

Net income attributable to Global Payments	$263,107	$(18,641)	$1,243,358	$(171,254)	$1,316,570

Diluted earnings per share attributable to Global Payments	$1.00				$5.02

Diluted weighted average shares outstanding	262,394				262,394
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For six months ended June 30, 2024 and 2023, net revenue adjustments also included $0.9 million and $1.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the six months ended June 30, 2023 also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the six months ended June 30, 2024, earnings adjustments to operating income included $689.2 million in COS and $285 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $689.2 million. Adjustments to SG&A included share-based compensation expense of $83.4 million, acquisition, integration and separation expenses of $134.6 million, employee severance charges of $34.9 million, and other items of $32.1 million.

For the six months ended June 30, 2023, earnings adjustments to operating income included $647.9 million in COS and $441.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $645.7 million and other items of $2.2 million. Adjustments to SG&A included share-based compensation expense of $136.7 million, acquisition, integration and separation expenses of $261.3 million, facilities exit charges of $11.3 million, employee severance charges of $29.9 million, and other items of $2.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the six months ended June 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the six months ended June 30, 2023, earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $18.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended June 30, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,971,025	$(158,406)	$—	$1,812,619
Issuer Solutions	613,508	(87,016)	—	526,492
Intersegment eliminations	(15,765)	776	—	(14,989)
	$2,568,768	$(244,647)	$—	$2,324,121

Operating income (loss):
Merchant Solutions	$672,525	$—	$212,249	$884,774
Issuer Solutions	110,375	429	135,818	246,622
Corporate	(210,277)	—	129,210	(81,067)
	$572,623	$429	$477,277	$1,050,329

	Three Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,842,293	$(160,150)	$—	$1,682,143	$—	$1,682,143
Issuer Solutions	590,441	(85,158)	—	505,283	—	505,283
Consumer Solutions	39,031	(5,246)	—	33,785	(33,785)	—
Intersegment eliminations	(19,296)	912	—	(18,384)	4,200	(14,184)
	$2,452,469	$(249,642)	$—	$2,202,827	$(29,585)	$2,173,242

Operating income (loss):
Merchant Solutions	$603,548	$9	$211,679	$815,236	$—	$815,236
Issuer Solutions	95,701	534	139,676	235,910	—	235,910
Consumer Solutions	1,890	(5,246)	19,269	15,913	(15,913)	—
Corporate	(204,136)	—	124,057	(80,079)	—	(80,079)
Gain on business disposition	105,738	—	(105,738)	—	—	—
	$602,741	$(4,704)	$388,943	$986,980	$(15,913)	$971,067
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2024 and 2023, net revenue adjustments also included $0.4 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended June 30, 2023 also included a $5.2 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended June 30, 2024, earnings adjustments to operating income included $345.9 million in COS and $131.3 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $345.9 million. Adjustments to SG&A included share-based compensation expense of $43.2 million, acquisition, integration and separation expenses of $55.7 million, employee severance charges of $10.1 million, and other items of $22.3 million.

For the three months ended June 30, 2023, earnings adjustments to operating income included $344.3 million in COS and $150.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $344.4 million and other items of $(0.1) million. Adjustments to SG&A included share-based compensation expense of $47.1 million, acquisition, integration and separation expenses of $86.6 million, facilities exit charges of $3.6 million, employee severance charges of $11.2 million, and other items of $1.8 million. Earnings adjustments to operating income also included the $105.7 million gain on business dispositions.

Acquisition, integration and separation expenses for the three months ended June 30, 2023 included $19.4 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended June 30, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$3,805,119	$(309,117)	$—	$3,496,002
Issuer Solutions	1,216,243	(174,141)	—	1,042,102
Intersegment eliminations	(32,407)	2,363	—	(30,044)
	$4,988,955	$(480,895)	$—	$4,508,060

Operating income (loss):
Merchant Solutions	$1,252,962	$—	$422,224	$1,675,186
Issuer Solutions	216,472	891	270,660	488,024
Corporate	(444,559)	—	281,300	(163,259)
	$1,024,875	$891	$974,185	$1,999,951

	Six Months Ended June 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$3,447,903	$(309,370)	$—	$3,138,533	$—	$3,138,533
Issuer Solutions	1,161,349	(165,849)	—	995,500	—	995,500
Consumer Solutions	182,740	(19,713)	—	163,027	(163,027)	—
Intersegment eliminations	(47,076)	2,300	—	(44,776)	17,585	(27,191)
	$4,744,916	$(492,633)	$—	$4,252,284	$(145,442)	$4,106,842

Operating income (loss):
Merchant Solutions	$1,110,757	$22	$392,737	$1,503,516	$—	$1,503,516
Issuer Solutions	178,511	1,050	271,591	451,152	—	451,152
Consumer Solutions	(3,908)	(19,713)	96,851	73,230	(73,230)	—
Corporate	(486,790)	—	328,386	(158,404)	—	(158,404)
Impairment of goodwill	—	—	—	—	—	—
Net loss on business dispositions	(139,095)	—	139,095	—	—	—
	$659,475	$(18,641)	$1,228,660	$1,869,494	$(73,230)	$1,796,264
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For six months ended June 30, 2024 and 2023, net revenue adjustments also included $0.9 million and $1.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the six months ended June 30, 2023 also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the six months ended June 30, 2024, earnings adjustments to operating income included $689.2 million in COS and $285 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $689.2 million. Adjustments to SG&A included share-based compensation expense of $83.4 million, acquisition, integration and separation expenses of $134.6 million, employee severance charges of $34.9 million, and other items of $32.1 million.

For the six months ended June 30, 2023, earnings adjustments to operating income included $647.9 million in COS and $441.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $645.7 million and other items of $2.2 million. Adjustments to SG&A included share-based compensation expense of $136.7 million, acquisition, integration and separation expenses of $261.3 million, facilities exit charges of $11.3 million, employee severance charges of $29.9 million, and other items of $2.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the six months ended June 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2023	2024 Outlook	Growth
Revenues:
GAAP revenues	$9,654	$10,130 to $10,260	5% to 6%
Adjustments(1)	(983)	(960)
Adjusted net revenue	$8,671	$9,170 to $9,300	6% to 7%

Earnings Per Share:
GAAP diluted EPS	$3.77	$5.57 to $5.73	nm
Adjustments(2)	6.65	5.97
Adjusted EPS	$10.42	$11.54 to $11.70	11% to 12%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which was classified as assets held for sale on our balance sheet.

(2)Adjustments to 2023 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $3.88, 3) share-based compensation expense of $0.62, 4) acquisition, integration, and separation expense of $1.22, 5) facilities exit charges of $0.05, 6) equity method investment earnings from our interest in a private equity investment fund of $0.02, 7) discrete tax items of $0.28, 8) gain/loss on business dispositions of $0.40, 9) other income and expense of $0.06, 10) other items of $0.11, and 11) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.